KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Schedules 2015 Fourth Quarter and Year End Financial Results and Conference Call

Kingston, NY — January 25, 2016 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a multi-line property and casualty insurance holding company, announced today that it will hold its 2015 fourth quarter and year-end financial results conference call for analysts and investors on Friday, March 18, 2016 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, Thursday, March 17, 2016.

The conference call will be hosted by Kingstone's Chairman and Chief Executive Officer, Mr. Barry Goldstein, Chief Actuary, Mr. Ben Walden, and Chief Financial Officer, Mr. Victor Brodsky. The details of the conference call and webcast are as follows:

Date: Friday, March 18, 2016
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794

Accompanying Slide Presentation / Access by webcast:
The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com. The presentation will be made available prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: Kingstone Fourth Quarter 2015 Conference Call. The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.
Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York, New Jersey, Pennsylvania, Connecticut, and Texas. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

CONTACT:
Kingstone Companies, Inc.
Amanda Goldstein
Investor Relations Director
(845) 802-7900

-OR-

INVESTOR RELATIONS:
The Equity Group Inc.
Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com